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                                                                    EXHIBIT 11.1

                            TICKETMASTER GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                             FISCAL YEAR ENDED JANUARY 31,
                                                      -------------------------------------------
                                                         1995            1996            1997
                                                      -----------     -----------     -----------
Weighted average number of common shares
  outstanding.......................................   15,310,405      15,310,405      17,222,459
Common stock equivalents from outstanding stock
  options...........................................          n/a             n/a          21,167
                                                      -----------     -----------     -----------
                                                       15,310,405      15,310,405      17,243,626
                                                       ==========      ==========      ==========
Net income (loss)...................................  $    (6,678)    $    (8,095)    $     1,792
                                                       ==========      ==========      ==========
Net income (loss) per share.........................  $     (0.44)    $     (0.53)    $      0.10
                                                       ==========      ==========      ==========